UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 18, 2008

Bimini Capital Management, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-32171	72-1571637
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3305 Flamingo Drive, Vero Beach, Florida 32963
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (772) 231-1400

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.                      DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On April 18, 2008, Bimini Capital Management, Inc. (the “Company”) entered into Retention and Severance Agreements with certain employees of the Company, including G. Hunter Haas, IV and J. Christopher Clifton, following the approval of such agreements by the Compensation Committee of the Board of Directors of the Company.  The Retention and Severance Agreements for Messrs. Haas and Clifton are filed herewith as Exhibits 10.1 and 10.2 and are incorporated herein by reference in their entirety.  Subject to certain specified conditions, these agreements provide for minimum cash bonuses payable in two equal installments on December 15, 2008, and January 15, 2009.

ITEM 9.01.	EXHIBITS.

(d)	Exhibits

Exhibit No.	Description
10.1	Retention and Severance Agreement, dated April 18, 2008, by and between Bimini Capital Management, Inc. and G. Hunter Haas, IV.
10.2	Retention and Severance Agreement, dated April 18, 2008, by and between Bimini Capital Management, Inc. and J. Christopher Clifton.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 18, 2008	BIMINI CAPITAL MANAGEMENT, INC.

	By:	/s/ Robert E. Cauley
Robert E. Cauley
Vice Chairman, President and Chief Executive Officer